Exhibit 21.1

Subsidiaries of New Skies Satellites B.V.

Company Name	Country of Incorporation
New Skies Networks Australia Pty Ltd.	Australia
New Skies Satellites Australia Pty Ltd	Australia
New Skies Satellites Ltda.	Brazil
New Skies Asset Holdings, Inc.	Delaware, USA
New Skies Carrier Services, Inc.	Delaware, USA
New Skies Networks, Inc.	Delaware, USA
New Skies Satellites, Inc.	Delaware, USA
New Skies Networks (UK) Ltd.	England & Wales
New Skies Satellites (UK) Ltd.	England & Wales
New Skies Satellites de Mexico S.A. de C.V.	Mexico
Morharras B.V.	The Netherlands
New Skies Networks Australia B.V.	The Netherlands
New Skies Satellites Argentina B.V.	The Netherlands
New Skies Satellites B.V.	The Netherlands
New Skies Satellites China B.V.	The Netherlands
New Skies Satellites Hong Kong B.V.	The Netherlands
New Skies Satellites India B.V.	The Netherlands
New Skies Satellites Licensee B.V.	The Netherlands
New Skies Satellites MAR B.V.	The Netherlands
New Skies Satellites Netherlands Licensee B.V.	The Netherlands
New Skies Satellites Singapore B.V.	The Netherlands